EXHIBIT 10.1 (a)

                                   ITEM 1.(3)

                  SECURITY AGREEMENT FOR PLEDGE OF INSTRUMENTS

                   SECURITY AGREEMENT FOR PLEDGE OF INSTRUMENT


     THIS SECURITY AGREENIENT FOR PLEDGE OF INSTRUMENT (hereafter the "Agreement") is entered into effective as of the 12th day of August, 1996, by JAMES E. HUGHES, SR. (hereafter referred to as the "Debtor"), an individual residing in Newton County, Texas, in favor of PHOENIX RESOURCES TECHNOLOGIES, INC. (hereafter referred to as the "Secured Party"), to wit:

     WHEREAS, the Debtor is indebted to the Secured Parry in the amount of One Million and NO/100 Dollars ($l,000,000.00) plus interest thereon pursuant to that one Promissory Note (such note, together with any and all renewals, extensions and/or rearrangements thereof is hereafter referred to as the "Note") dated August 12, 1996, executed by the Debtor in connection with that one certain Agreement for Purchase and Sale of Stock (the "Purchase Agreement") between the Debtor and the Secured Parry dated August 12, 1996;

     WHEREAS, the Debtor and the Secured Parry desire to have Debtor grant the Secured Party a security interest in certain collateral as security for Debtor's repayment of all Indebtedness to the Secured Party;

     WHEREAS, the grant by Debtor to the Secured Parry of the security interests in the collateral described below is a condition to the execution by the Secured Parry of the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the panties hereto agree as follows.

     1. Indebtedness Secured. The security interest granted hereby is to secure the payment and performance of any and all indebtedness, obligations, and liabilities incurred by the Debtor to the Secured Parry pursuant to the terms and provisions of the Note (hereafter referred to as the "Indebtedness").

     2. Security Interest. To secure the payment of the Indebtedness, the Debtor hereby creates and grants to the Secured Parry a security interest in the following collateral:

          Renewal Promissory Note dated August 12, 1996 in the Original Principal Amount of One Million and NO/100 Dollars ($1,O0O,OOO.OO) from Southwest Holdings, Inc. to James E. Hughes, Sr.;

together with all moneys, payments, proceeds and benefits attributable or accruing to such property including, but not limited to, all payment of principal and accrued interest, and any other properties or benefits to which the Debtor is or may hereafter become entitled to receive on account of such property, and in the event that the Debtor shall receive any of such, the Debtor shall hold the same as trustee for Secured Party and will immediately deliver the same to Secured Party to be held hereunder in the same manner as the property specifically described above is held hereunder. All of the property in which Secured Party is hereby granted a security interest shall herein sometimes be called the "Collateral"

     3. Warranty and Representation of Debtor. The Debtor hereby warrants, covenants and agrees that (a) the Collateral is free and clear of any security interest (other than the security interest herein granted), liens, restrictions or encumbrances and the Debtor has the full right and power to transfer the Collateral to the Secured Panty free and clear thereof and to enter into and carry out this Agreement; (0) the Debtor will not sell or offer to sell or otherwise transfer or encumber the Collateral or any interest therein without the prior written consent of Secured Party; and (c) the security interest granted hereby shall in no way be affected by any indulgence or indulgences, extension or extensions, change or changes in the form, evidence, maturity, rate of interest or otherwise of any of the Indebtedness, nor by want of presentment, notice, protest, suit or indulgence upon any of the Indebtedness nor shall any release of, or failure to perfect the security interest or lien in, any security for or, of any of the parties liable for. the payment of the Indebtedness in any manner affect or impair this pledge, and the same shall continue in full force and effect in accordance with the terms hereof until the Indebtedness have been fully satisfied.



     4. Events of Default. The occurrence of any of the following events or shall constitute an "Event of Default":

     (a) Default in the payment or performance of any liability or obligation of the Debtor to Secured Party including, without limitation, default in the payment of the Indebtedness when due or declared due;

     (0) The occurrence of any event or condition which constitutes an Event of Default under the Note; or

     (c) The levy of any attachment, execution, garnishment or other process against all or any part of the Collateral in connection with any lien, debt, judgment, assessment or obligation of the Debtor, or the levy of any such process against any other property of Debtor which would tend to have a material adverse effect upon the Debtor's ability to perform its obligations to Secured Party.

     5. Remedies of Secured Party

     (a) Subject to the provision set forth in subparagraph (b) below, upon the happening of any Event of Default specified herein, and at any time thereafter, at the option of the holder thereof, all or any part of the Indebtedness shall become immediately due and payable upon the failure of the Debtor, after thirty
(30) days written notice, to cure any Event of Default, and Secured Parry shall have and may exercise with reference to the Collateral and Indebtedness any and all of the rights and remedies of a secured party under the Uniform Commercial Code as then in effect in the State of Texas, and as otherwise granted herein or under any other applicable law or under any other agreements executed by the


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


Debtor, all of which rights and remedies shall be cumulative. Any holder of the Indebtedness may be the purchaser of all or any part of the Collateral so sold at any public sale (or if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale and thereafter hold the same absolutely, free from any right or claim or right of whatever kind. Upon any such sale, Secured Party shall have the right to deliver, indorse, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely, free from any claim or right of whatever kind. The Secured Party shall give the Debtor ten (1) days written notice of its intention to make any such public or private sale. Such notice, in the case of a public sale, shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. The Secured Party shall not be obligated to make any such sale pursuant to any such notice. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the purchase price is paid by the purchaser thereof, but Secured Party shall not incur any liability due to any failure of such purchaser to take up and pay for the Collateral so sold and, upon such failure, such Collateral may again be sold upon like notice.

     b) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREENIENT OR THE NOTE TO THE CONTRARY, NEITHER THE MAKER NOR ANY OFFICER, DIRECTOR, OR SHAREHOLDER OF HOUSTON WOOD PRODUCTS, INC. OR HOUSTON WOODTECH, INC. SHALL HAVE ANY INDIVIDUAL OR PERSONAL OBLIGATION OR LIABILITY FOR REPAYNIENT OF ANY AMOUNTS DUE UNDER THE TERMS OF THE NOTE. AS SUCH, THE HOLDERS OF THIS AGREENIENT AND THE NOTE HEREBY AGREE THAT THEY WILL NOT AT ANY TIME BRING ANY ACTION, SUIT, OR PROCEEDING AGAINST THE MAKER, OR ANY OF THE OFFICERS, DIRECTORS, AND/OR SHAREHOLDERS OF HWP AND/OR HWI, TO RECOVER A MONEY JUDGMENT FOR ANY SUM DUE HEREUNDER; PROVIDED, HOWEVER, THAT THE HOLDERS MAY BRING AN ACTION, IF NECESSARY, TO FORECLOSE OR
ENFORCE ANY SECURITY INTEREST OR LIEN UNDER THIS AGREEMENT. IN THE EVENT AN ACTION IS BROUGHT TO FORECLOSE ANY SUCH SECURITY INTEREST OR LIEN, THE HOLDER OF THE NOTE, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, BY THE ACCEPTANCE OF THE RIGHTS UNDER THIS AGREEMENT AND THE NOTE, HEREBY WAIVES ANY RIGHT TO A DEFICIENCY JUDGMENT AND AGREES TO LOOK SOLELY TO THE COLLATERAL FOR THE SATISFACTION OF ANY AND ALL AMOUNTS DUE HEREUNDER OR ANY CLAIMS ASSERTED IN SUCH FORECLOSURE OR ENFORCEMENT ACTION.

     6. Waiver. No delay or omission on the part of either party in exercising any rights hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.


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


     7. Compliance with Applicable Laws. It is the intention of the parties hereto to comply with applicable usury Laws; accordingly, it is agreed that notwithstanding any provision to the contrary in this Agreement, or in any of the instruments or documents evidencing the Indebtedness or otherwise relating thereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by such laws. If any excess of interest in such respect is provided for or shall be adjudicated to be so provided for, in this Security Agreement, or in any of the instruments or documents evidencing the Indebtedness or otherwise relating thereto, then in such event (1) the provisions of paragraph shall govern and control, (2) neither Debtor nor its successors or assigns or any other party liable for the payment of me Indebtedness, shall he obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by such laws, (3) any such excess which may have been collected shall be, at the option of the holder or holders of the Indebtedness, either applied as a credit against the then unpaid principal amount thereof or refunded, as applicable, to the Maker thereof or Debtor and (4) the effective rate of interest shall be automatically subject to reduction to the maximum lawful rate allowed to be lawfully contracted for under applicable usury laws as now or hereafter construed by the courts having jurisdiction.

     8. Cooperation. The parties hereby agree to cooperate with and assist each other in consummating the terms and conditions of this Agreement. The parties further hereby agree to execute and deliver such instruments, assignments, or other documents as may be reasonably necessary to effectuate and/or evidence the terms of this Agreement.

     9. Voluntariness; Advice of Counsel. This Agreement is fully and voluntarily entered into by the parties hereto, and each of them, on the advice of their counsel and have not relied upon the advice and/or direction of any other party. Each party hereto states that they have read this Agreement, obtained advice of counsel, understands all of its terms, and executes it voluntarily and of their own free will and accord with the full knowledge and understanding of its legal significance and consequences.

     10. Notification of Parties. All notices, requests, demands and other communications provided for hereunder shall be sent or communicated in writing by certified mail, return receipt requested, courier, telex or tested telex, telegram or cable (confirmed, in the case of a telex, telegram or cable, by a letter delivered personally or dispatched by first class mail within twenty-four
(24) hours of the dispatch of such telex, telegram or










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



cable), or facsimile transmission telephonically confirmed, shall be mailed or sent or delivered to the parties at their last known address. Any party may, by notice as provided above, designate in writing a different address for the sending of notices. Any such notice shall be effective as of the date of receipt by the receiving party.

     11. Entire Agreement: Merger. This Agreement, together with any and all documents, instruments and agreements which may be executed in connection herewith, embodies the entire agreement and understanding among the parties hereto and supersedes all prior negotiations, agreements and understandings relating to the subject matter hereof. There exists no other agreements or understandings between the parties, explicit or implicit, with respect to the subject matter hereof. Each party acknowledges that it has expressly bargained for a prohibition of any implied or oral amendments or modifications of any kind, nature or character. Each party acknowledges and agrees that this Agreement is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties, and that the parties intend the literal words of this Agreement to govern the transactions described herein, and for all prior negotiations, drafts and other extraneous communications to have no significance or evidentiary effect whatsoever.

     12. Benefit. Each of the parties to this Agreement understand and agree that this Agreement shall be binding upon and inure to the benefit of the parties hereto as well as their respective employees, officers, directors shareholders, agents, affiliates, subsidiaries, parent companies, legal representatives, accountants, attorneys, heirs, estates, legal representatives, and assigns.

     13. Waiver. The failure of either party to insist in any one or more instances upon performance of any term or condition of this Agreement or any applicable contracts hereunder shall not be construed as a waiver of its future performance or rights thereunder. The obligations of either parry with respect to such term, covenant, or condition shall continue in force and effect.

     14. Modification of Agreement. The parties further acknowledge and agree that no waiver, amendment, modification, supplement, termination or other change to this Agreement shall be effective unless the same shall be in writing and signed by the party against whom such waiver or other modification is sought to be enforced.

     15. Severability. In the event any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not in any manner affect the remaining provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     16. Merger of Documents. This Agreement and all agreements and documents contemplated hereby constitute one agreement and are interdependent upon each other in all respects.

     17. Governing Law. This Agreement and the other agreements executed in connection herewith shall be enforced, construed, and interpreted pursuant to the laws of the State of Texas. This Agreement shall be performable in Newton County, Texas.

     18. Headings. Headings and captions are included solely for convenience of reference and if there is any conflict between captions and the text of this Agreement, the text shall control.

     19. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year set forth above.

                                         DEBTOR:


                                         /s/ James E. Hughes, Sr.
                                         ------------------------
                                         JAMES E. HUGHES, SR.


SECURED PARTY:

PHOENIX RESOURCES TECHNOLOGIES, INC.



By /s/ James R. Ray
-------------------------
 Name: James R. Ray
Title: President

COUNTY OF      {} RICHIE

STATE OF    {}  WEST VIRGINIA

                                   ASSIGNMENT

This Agreement of Assignment is made the 31st day of January, 1996, by and between James E. Hughes, an individual, and a resident of the State of Texas, with offices at Newton Texas and Hughes Resources, Inc a Nevada Corporation, with offices at 8283 N. Hayden suite 128, Scottsdale, AZ. 85258.

For in consideration of the mutual covenants and conditions stated herein and the consideration, the sufficiency of such is hereby acknowledged and agreed to by both Assignor and Assignee, they agree as follows:

The assignor hereby assigns, transfers and sets over to the assignee, all its right, title and interest in the oil and as wells on attached Exhibit A, and all equipment necessary to operate the w ells appurtenant thereto and the lease on the Properties listed in attached Exhibit A and made a part hereof as though fully set for the herein and subject only to the existing agreement of operation.

Assignee has thirty days to Provide a proper and valid bond acceptable by the State of West Virginia and transfer all wells listed in Exhibit "A" of this agreement at the expense of the Assignee.

           Executed and delivered as of the 31st day of January, 1996.


                                    By /s/ James E. Hughes
                                    ----------------------
                                            Assignor
                                    By /s/ James R. Ray
                                    ----------------------
                                            Assignee

State of Texas

County of Newton

On the 31st day of January 1996, James E Hughes Sr. personally came before me and, being duly sworn, did state that he is the person described in the above document and that he signed the above document in my presence.

Notary Public, for the County of Newton
State of Texas         /s/ La Juana Renfro
                       -------------------
My commission expires   7/2/97
                        ------
                          (Seal)








State of Texas
County of Newton




On the 31st day of January 1996, James R. Ray personally came before me and being duly sworn, did state that he is the person described in the above document and that he signed the above document in my presence

Notary Public, for the county of Newton
State of Texas /s/ La Juana Renfro

My Commission expires     7/2/97
                          ------
                            (Seal)

Well                                          Permit No.
----                                          ----------
Cunningham #1                                 85   5234
Hodge #1                                      85   5393
Byrd #1                                       85   5591
Corbin                                        85   5611
Gardner #1                                    85   5720
A Nichols #1                                  85   5735
A Pifer                                       85   5844
F Pifer #1                                    85   5845
S Bird #1                                     85   5902
Devereaux #1                                  85   5956
Wince #6                                      85   6114
Templeton #4                                  85   6150
Berdine #1                                    85   6238
Abicht                                        85   6281
Robertson                                     85   6309
Jonson                                        85   6367
Kibbee                                        85   6414
Fleming #1                                    85   6500
Russell                                       85   6538
Kibbee/Sanders                                85   6552
Sohofield                                     85   6596
Robinson #1                                   85   6653
R. Greg #1                                    85   6720
Henthorne                                     85   6872
Carmichael                                    85   6928
R. Gregg #2                                   85   7122
Fleming #2                                    85   7131
Grayham                                       85   7228
Goodnight                                     85   7239

COUNTY OF       {}  PLEASANT

STATE OF      {}   WEST VIRGINIA

                                   ASSIGNMENT

This Agreement of Assignment is made the 3lst day of January, 1996, by and between James E. Hughes, an individual, and a resident of the State of Texas, with offices at Newton Texas and Hughes Resources, Inc a Nevada Corporation, with offices at 8283 N. Hayden suite 128, Scottsdale, AZ. 85258.

For in consideration of the mutual covenants and conditions stated herein and the consideration, the sufficiency of such is hereby acknowledged and agreed to by both Assignor and Assignee, they agree as follows:

The assignor hereby assigns, transfers and sets over to the assignee, all its right, title and interest in the oil and gas wells on attached Exhibit A, and all equipment necessary to operate the wells appurtenant thereto and the lease on the properties listed in at attached Exhibit A and made a part hereof as though fully set for the herein and subject only to the existing agreement of operation.

Assignee has thirty days to provide a proper and valid bond acceptable by the State of West Virginia and transfer all wells listed in Exhibit 'A" of this agreement at the expense of the Assignee.

Executed and delivered as of the 31st day of January, 1996.

                                        By /s/ James E. Hughes
                                           -------------------
                                               Assignor

                                        By /s/ James R. Ray
                                           -------------------
                                               Asignee

State of Texas

County of Newton

On the 31st day of January 1996, James E. Hughes Sr. personally came before me and, being duly sworn, did state that he is the person described in the above document and that he signed the above document in my presence
Notary Public, for the count of Newton
State of Texas        /s/ La Juana Renfro

My commission expires    7/2/97

                                      (Seal)

State of Texas
County of Newton



On the 31st day of January 1996, James R. R came before me and being duly sworn, did state he is the person described in the above document and the above document in my presence

Notary Public, for the County of Newton
State of Texas          /s/ La Juana Renfro

My Commission expires      7/2/97

                                    (Seal

                                    Exhibit A


                                           Pleasants County
  Well                                       Permit No.
  ----                                       ---------
Powell #l                                    73   1260
Scadden #1                                   73   1298
Roby #1                                      73   1381
Varner #1                                    73   1384
Austin /Adams #1                             73   1404
Austin /Adams #2                             73   1405
H Nichols #1                                 73   1427
Peter #1                                     73   1449
Waugh #1                                     73   1467
Abicht #1                                    73   1481
Mullenix #1                                  73   1493
White #1                                     73   1501
Severns #1                                   73   1585
Severn #S-l                                  73   1714
Plum #5-i                                    73   1863
Severn #5-1                                  73   1869
Barnhant #S-l                                73   1870
J Greggs #1                                  73   1872
Templeton #2                                 73   1878
Templeton ~3                                 73   1916